CONSULTING AGREEMENT

THIS AGREEMENT, dated for reference the 1st day of June 1999 ( the "reference date")

BETWEEN:

649.com, Inc. , a company incorporated in the Province of British Columbia and having its principal place of business at 1320-925 West Georgia St.; Vancouver, BC V6C 3L8

 ("'Company")

AND:

Mindquake Software Inc., a corporation organized under the laws of British Columbia and having its principal place of business at 300 - 1168 Hamilton St., Vancouver, BC Canada V6B 2S2;

("Consultant")

WITNESSES  THAT:

A.     The  Company  is  in  the  business  of  Internet  Gaming

B. Consultant is in the business of providing strategic technology consulting and software development services;

C. Company and Consultant wish to enter into an independent contractor arrangement whereby Consultant shall perform certain services on the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual promises and covenants herein contained, the parties hereby covenant and agree as follows:

                          General Terms and Conditions
                          ----------------------------

Definitions
-----------

1. Unless the context requires otherwise, the following terms shall have the meanings set out below when used in this Agreement:

a) "Confidential Information" means trade secrets and other information not generally known to the public, that Is owned by Company or Consultant, or by any company affiliated, associated or related to Company or Consultant, or by any of their respective suppliers, customers or other business partners. Confidential information includes, without limitation, all Developments, source code and related documentation. financial information, legal, corporate, marketing, product, research, technical, manufacturing, personnel, customer and supplier information and any other information, in whatever form or media, specifically identified as confidential by a party, or the nature of which is such that it would generally be considered confidential in the industry in which that party operates, or which that party is obligated to treat as confidential or proprietary;

b) "Consultant's Property" means the know-how, techniques, technologies, methods, concepts, inventions and programs owned by Consultant prior to commencing the Services and used by Consultant in performing the Services, that are identified in a schedule to this Agreement:

c) "Developments" means all inventions, improvements, discoveries, computer software, and other results arising from or relating to the Services performed by Consultant for Company (including, where applicable, all scripts, models, specifications, source code, design documents, creations, artwork, text, graphics, photos, pictures, and music); and

d) "Employees" means the one or more individuals who are employees(s) of, or independent contractors engaged by, Consultant and who will actually perform the Services.

Particulars  of  Services
-------------------------

2. General Obligations of the Parties Consultant shall perform the Services described in Schedule
"1 ". Company shall pay Consultant for the Services in accordance with the terms and conditions set out in Agreement.

3. Term of Agreement - This Agreement shall be deemed to have come into force and effect as of the reference date set out on the face page and continues in affect until the end of the Term identified in Schedule "1", unless one of the parties terminates the Agreement in accordance with its termination provisions.

4. Project Manager - Consultant's primary contact at Company shall be the "Project Manager" identified in Schedule "1". The Project Manager shall provide Consultant with general instructions and guidance with respect to the performance of the Services.

Fees  and  Expenses
-------------------

5. Payment - As full and complete consideration for the performance of the Services, Company shall pay Consultant the 'Fees' stipulated In Schedule "1" plus all applicable taxes. Unless otherwise indicated in Schedule "1", Company shall pay fees due Consultant within ten calendar days after receipt by Company of an invoice for those fees. Consultant may charge late fees of 1.5 per month or portion thereof for lets payment of any amount owing under this Agreement and if any payment becomes more then 45 days overdue, may suspend performance of the Services until such payment is made.

6. Invoices - If payment is due upon achievement of an identified milestone, Consultant shall invoice
Company for the Services upon achievement of the milestone. In any other event, unless otherwise indicated in Schedule "1", Consultant shall invoice Company for the Services it performs on a monthly basis in arrears. Each invoice submitted to Company by Consultant shall detail the nature of the Services performed, the Fees payable, and the basis on which the calculation of the Fees has been made.

7. Expenses - Company shall reimburse Consultant for all reasonable expenses incurred by the Employees as the result of Company requiring the Employees to travel outside of Greater Vancouver, and for all other expenses pre-approved by Company.

8. Reimbursement of Expenses - Consultant shall submit invoices for expenses and shall attach the applicable receipts when these are reasonably available. Company shall reimburse expenses within ten business days after receipt by Company of the Invoices.

Independent  Contractor  Status
-------------------------------

9. Nature of Relationship - Consultant shall perform the Services as an independent contractor, and nothing contained In this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent, or employment relationship between the parties or between Company and the

Employees. Unless Company specifically authorizes Consultant in writing to do so, neither Consultant nor the Employees shall act or purport to be acting as the legal agent of Company, end neither Consultant nor the Employee(s) shall enter or purport to enter into any agreement on behalf of Company or otherwise bind or purport to bind Company or cause Company to incur liability in any manner whatsoever.

10. No Employment Payments or Benefits - Consultant hereby covenants to pay, at Consultant's expense, all income taxes, unemployment Insurance premiums, federal pension plan premiums, workers' compensation contributions, and all other taxes, charges and contributions which competent government authorities levy or require to be paid on behalf of Consultant or the Employees.

Consultant's  Obligations
-------------------------

11. Representations and Warranties - Consultant represents and warrants to, and covenants with Company that:

a) Consultant :hall observe and comply with all applicable laws, ordinances, codes and regulations of governmental agencies, including federal, provincial, state, municipal and local governing bodies, of any country having jurisdiction over the Services or any part thereof; and

b) Consultant shall take all reasonable precautions to protect the integrity of Company's computer systems and, where applicable, Company's customer's computer systems, including without limitation, taking reasonable steps to ensure the Employees comply with any Company policies in this regard of which Consultant Is made aware of in a timely fashion.

Company's  Obligations
----------------------

12. Indemnity - Company shall indemnify and save harmless Consultant and its respective agents, independent contractors, directors, officers and employees from and against any and all damages, losses, injuries, claims, demands, actions, liabilities, costs and expenses (including reasonable legal fees) incurred or made against Consultant arising, either directly or indirectly, from any negligent or wrongful acts) or omissions of Company.

13. Access - Company shall provide to Consultant any assistance or access to information and facilities reasonably required by Consultant to perform Its obligations under this Agreement.

14. Care/Insurance for any Item of Consultant's Property on Company's Site - Company acknowledges that during the term of this Agreement and thereafter certain items of Consultant's Property may from time to time be left at Company's site. Company agrees that it shell take reasonable care to protect these items from lose or damage which shall not be less than the care, protection, security measures, and shelter from adverse environmental conditions, that Company provides for its own property. Company further agrees that it shall obtain/maintain adequate insurance against the loss of Consultant's Property and shall upon request, deliver evidence of such insurance to Consultant for inspection.

15. Licenses for Third Party Software - If Consultant Indicates that third party software is required to perform the Services and does not undertake, In writing, to provide the identified software, then Company shall ensure it has acquired the licenses or permissions, necessary to enable Consultant to utilize this software in the performance of the Services.

Termination  of  Agreement
--------------------------

16. Payment upon Termination - If either party terminates this Agreement, Company shall pay Consultant for Services performed up to the effective date of termination. If the Fees for Services under this Agreement are based on Consultant achieving identified milestones. Company shall pay Consultant up to and Including the last milestone achieved prior to the effective date of termination. In addition, Company shall pay to Consultant the hourly rate specified in Schedule "1" multiplied by the number of hours of Services that, Consultant can demonstrate, were performed between the date that milestone was achieved and the effective date of termination.

17. Return of Materials, Equipment and Confidential Information - Upon termination or expiration of this Agreement, or at any time upon request by either party (the "disclosing party"), the other party (the "receiving party") shell immediately deliver up to the disclosing party, at disclosing party's own expense and risk, all Confidential Information and all copies
thereof,  and  all  other     materials,  documents,  information,  contracts,
equipment,  materials  and  property,  except  items     licensed  to  Company
hereunder, in the receiving party's possession, charge, control or custody which it obtained from or which is owned by the disclosing party, its customers or suppliers. Each party shall return any equipment, materials or property furnished to it by the other party in the some condition as it was when originally furnished, reasonable wear and tear excepted.

Confidentiality
---------------

18. Confidential Information - Each party acknowledges that in order to enable Consultant to perform the Services properly, Company will disclose to Consultant or allow Consultant access to, and Consultant will disclose to Company or allow Company access to, Confidential Information. Each party further acknowledges that this information has been acquired through the expenditure of time, effort and money and that certain items of Consultant's Property contain or embody Confidential Information.

19. Exclusion - The non-disclosure obligations under this Agreement shall not apply to Confidential
Information  which  the  receiving  party  can  establish:

a) is, or becomes, readily available to the public other then through s breach of this Agreement;

b) is disclosed, lawfully and not In breach of any contractual or other legal obligation, to it by a third party; or

c)  through  written  records,  was known to it or developed by it, prior to the
date  of  first  disclosure  of  the       Confidential  Information  under this
Agreement.

20. Ownership of Confidential Information - Consultant and Company each acknowledge and agree that they shall not acquire any right, title or interest in or to the other party's Confidential information under this Agreement.

21. Limited Disclosure, Use and Reproduction - During the term of this Agreement and thereafter, each party shell maintain in strict confidence all Confidential Information of the other party disclosed to it, or to which it obtains access, as a result of this Agreement. Consultant and Company shall not, and shall take all reasonable steps to ensure their respective employees do not, directly or indirectly, disclose, allow access to, transmit or transfer the
other  party's     Confidential  Information  to  a  third  party  without  the
disclosing  party's  consent,  or  use  or     reproduce  such  Confidential
information, in any manner, except as reasonably required to fulfil the purposes of this Agreement. The receiving party shall ensure that every copy it makes of the other party's Confidential Information is clearly marked, or otherwise identified as confidential and proprietary to the other party, and is stored in a secure location while in the receiving party's possession, control, charge or custody. Notwithstanding the foregoing, If the receiving party can establish it is required by law to disclose Confidential Information, it shall be permitted, to the extent required, to do so, provided that notice of this requirement to disclose is first delivered to the disclosing party, so that it may contest this potential disclosure.

Ownership  and  Licensing  of  Developments  and  Certain  Items of Consultant's
--------------------------------------------------------------------------------
Property
--------

22. Ownership of Developments - Company shall be the exclusive owner of the Developments and of all Intellectual property rights In and to such Developments. Consultant hereby assigns to Company all right, title and interest throughout the world and universe, Including without limitation, all copyrights, trade-marks, trade secrets, patent rights, and any other intellectual property right in and to each Development, effective at the time each is created.

23. License for Consultant's Property - Consultant hereby grants to Company, a perpetual non- exclusive, personal, non-transferable license to use each item of Consultant's Property delivered to Company by Consultant under this Agreement, solely for the purposes and to the extent set out in
Schedule " 1". It no specifics are included under the heading "Consultant's Property" in Schedule "1", the licensed Consultant's Property may be used by only one Individual at a time and solely for Company's own internal business purposes.

24. Restrictions - Company shall not, without the prior written consent of Consultant:

a) modify or in any way sitar the whole or any part of an Item of Consultant's Property;

b)  exceed  the licensed use of Consultant's Property set out in this Agreement;

c) translate or reverse engineer the whole or any part of an Item of Consultant's Property;

d)  authorize or acquiesce in the use of Consultant's Property by a person other
than  the  Company  or  an        employee  of  the  Company;

e)  remove  any proprietary notices, labels or marks from Consultant's Property;

f) defeat any protection method used for preventing the unauthorized use of Consultant's Property; or

g) copy any item of Consultant's Property, other than to make one archival copy of any item of software included therein, to be stored In a locked, secure location and executed only if the operating copy of that software becomes unusable. For the purposes of this Agreement, copying means copying in any manner, except copying that naturally results from the execution of software, or from the regular back-up of the computer systems in which the software Is installed.

25. If Company breaches any of the terms of the license granted for any item of Consultant's Property, Consultant may terminate the license for ell
Items  of  Consultant's  Property,  by     delivering  written  notice  of  its
intention to do so to Company. Upon termination of the license, Company shall Immediately return to Consultant every item of Consultant's Property, in its possession, custody or control.

26. Disclosure of Developments - Consultant agrees to make full and prompt disclosure of all Developments to the Project Manager.

27. Further Acts - Consultant agrees to cooperate fully with Company and to ensure the Employees cooperate fully with the Company, both during and after the termination of this Agreement, with respect to signing further documents and doing such acts and other things reasonably requested by Company to confirm the transfer of ownership of the Developments, the waiver of moral rights therein, and to obtain or enforce patent, copyright, trade secret or other protection for Developments. Consultant shall not receive any consideration or royalties in respect of such transfer of ownership, beyond the Fees, provided that the expense of obtaining or enforcing the Intellectual property protection shall be borne by Company."

Limitation  of  Liability
-------------------------

28.          THE  PARTIES AGREE THAT THEIR RESPECTIVE RIGHTS AND OBLIGATIONS ARE
LIMITED TO THE EXPRESS UNDERTAKINGS MADE IN THIS AGREEMENT, AND THAT NO TERMS, REPRESENTATIONS, CONDITIONS OR WARRANTIES, INCLUDING ANY WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. PERFORMANCE, OR DURABILITY, FOR ANY WORK PRODUCT RESULTING FROM THE PERFORMANCE OF THE SERVICES, ANY ITEM OF CONSULTANT'S PROPERTY LICENSED HEREUNDER, OR FOR ANY THIRD PARTY PRODUCT, WHETHER RECOMMENDED BY CONSULTANT OR NOT, SHALL BE IMPLIED BETWEEN THEM.

29. WITH THE EXCEPTION OF THE INDEMNIFICATION SET OUT HEREIN, NEITHER PARTY NOR THEIR RESPECTIVE AFFILIATES, DIRECTORS. OFFICERS OR EMPLOYEES
SHALL BE LIABLE TO THE OTHER PARTY FOR ANY ECONOMIC, COMMERCIAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT DAMAGES, EVEN IF THEY HAVE SEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS REVENUE OR EARNINGS, LOST DATA, LOST PROFITS, OR A FAILURE TO REALIZE EXPECTED SAVINGS.

30. WITH THE EXCEPTION OF THE INDEMNIFICATION SET OUT HEREIN, NEITHER PARTY'S LIABILITY TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, NOR
THE  LIABILITY  OF  THEIR  RESPECTIVE  AFFILIATES,  DIRECTORS,     OFFICERS  OR
EMPLOYEES, SHALL EXCEED THE TOTAL AMOUNT PAID BY COMPANY TO CONSULTANT FOR THE SERVICES ASSOCIATED WITH SUCH LIABILITY.

31.          THESE  LIMITATIONS,  EXCLUSIONS AND DISCLAIMERS SHALL APPLY WHETHER
AN ACTION, CLAIM OR DEMAND ARISES PROM A BREACH OF WARRANTY OR CONDITION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER KIND OF CIVIL LIABILITY CONNECTED WITH THIS AGREEMENT.

General
-------

32. Enforcement - Each party acknowledges end agrees that damages may not be en adequate remedy to compensate for any breach of the other party's intellectual property rights, and accordingly agree that in addition to any and all other .remedies available, they shall each be entitled to obtain relief by way of a temporary or permanent injunction to enforce such rights.

33. Maximum Protection Permitted/Severability - If any provision of this Agreement is declare excessively broad, it shall be construed so as to afford Consultant the maximum protection permissible by law. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable In any respect, any such provision shall, unless Consultant elects otherwise, be severable from this Agreement, In which event this Agreement shall be construed as if such provision had never been contained herein.

34. Dispute Resolution/Mediation - The Project Manager, Key Contact and signatories to this Agreement, and their successors or designates shall work in good faith to resolve any disputes that arise under this Agreement. Where a dispute arises out of or in connection with this Agreement that cannot be resolved by these persons, and it Is not related to either party obtaining, protecting or enforcing its intellectual property rights, the parties agree to seek an amicable settlement of that dispute by mediation. If the parties cannot agree on a mediator, the parties shall make application to court to appoint one. The mediation shall be held in Vancouver, B.C. in accordance with the British Columbia International Commercial Arbitration Centre's ("BCICAC") "Procedures for Cases under the Commercial BCICAC Rules'. and the costs of mediation shall be shared equally between the parties.

35. Notice - Any notices, reports or other communications required or permitted to be given under this Agreement shall be in writing and shall be sufficient if delivered by hand or sent by double registered mail, courier or facsimile addressed to Company or Consultant at their respective addresses shown on the first page of this Agreement, to the attention of the Project Manager in the case of Company, and to the attention of the Key Contact in the case of Consultant, or to such other address or Individual as one party advises the other party in writing. Any such notices, reports, or other communications shall be deemed to have been received by the party(ies) to whom they were addressed upon delivery by hand, double registered mail, courier or facsimile (provided that the receiver acknowledges receipt of the facsimile In
some  fashion)  when     received.

36. Survival - Any provision of this Agreement which, by its nature would survive the termination or performance of this Agreement shall remain in full force after the performance of this Agreement or its termination for any reason.

37. Assignment - Neither party May assign this Agreement or any of Its rights or obligations hereunder, without the other party's prior written consent
which  shall  not  be  unreasonably     withhold  or  delayed.

38. Whole Agreement/Modification - This Agreement is comprised of this document and the attached Schedules, In the event of any conflict or discrepancy between this document and a Schedule, the terms of this document shall govern unless the language in a Schedule indicates that it is the specific Intent of the parties to overrule or to supplement a particular provision of 'this document. This Agreement supersedes all previous dealings, understandings and expectations of the parties and constitutes the whole agreement with respect to the transactions contemplated hereby, and there are no representations, warranties, conditions, or collateral agreements between the parties with respect to such transactions except an expressly set out herein and In the Instrument(s), if any, executed and delivered pursuant hereto. No amendment, modification, supplement or other purported alteration of this Agreement Mall be binding upon a party unless in writing signed by them or on their behalf by a duly authorized representative(s).

39. Governing Law - This Agreement shall be governed by and interpreted In accordance with the laws of British Columbia, excluding rules of private International low that load to the application of the laws of any other jurisdiction. The courts of British Columbia shall have the non-exclusive jurisdiction to hear any matter arising in connection with this Agreement.

40. Counterparts - This Agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by either of the parties shelf be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

The parties executed this Agreement on the date(s) set out below after having the opportunity to discuss this Agreement with their legal advisors. Each party represents and warrants that its respective signatory is duly authorized to execute this Agreement an its behalf.

COMPANY:  649. com, Inc.                    CONSULTANT:  Mindquake Software Inc.


By:  /s/  Chris  Wright                     By:  /s/  Shawn  Thomas


Name:  Chris Wright                         Name:  Shawn  Thomas

Title:  CEO                                 Title:  Senior  Partner

Date:  June  1st,  1999                     Date:  June  22/99

                               SCHEDULE  "1"

                   PARTICULARS  OF  CONSULTANT  AGREEMENT
                     BETWEEN  CONSULTANT  AND  COMPANY

1.  Services

a)     Feature  Requirements  Specification

b)     Design  Document  Creation

c)     Website  development

d)     Internet  application  development

Locations(s)  where  work  to  be  performed:  et  Consultant's  site;  300  -
1168Hamilton  St.,     Vancouver,  8C  Canada  V88  282.

2.  Term

Start  Date:  May  1st,  1999

End  Date:   When  complete

3.  Key  Contact  for  Consultant

    Jesse  Dougherty

4.  Project  Manager  for  Company

    Chris  Cooper

5.  Fees

a)  Senior  Partners:  Consultant  will charge Company - 160 per hour, plus GST.

b) Application Development: Consultant will charge Company $ 100 per hour, plus GST.

c) Website (HTML) Authoring: Consultant will charge Company 075 per hour, plus GST.

6.  Consultant's  GST  No.

    888611472RT

7.  Equipment,  Materials  Supplied

    Not  applicable


8.  Consultant's  Property

    Not  applicable.




COMPANY:  649.com,  Inc.                   CONSULTANT:  Mindquake  Software Inc.
By:  /s/  Chris Wright                      By:  /s/  Shawn  Thomas